As filed pursuant to Rule 424(b)(5)
Registration No. 333--183557
Prospectus Supplement
 (To Prospectus dated September 7, 2012)

BIOTIME, INC.

Up to $15,000,000

Common Shares

We have previously entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or “Cantor”, relating to our common shares offered by this prospectus supplement.  In accordance with the terms of the sales agreement, as amended, we may offer and sell common shares having an additional aggregate offering price of up to $15.0 million from time to time through Cantor.

Our common shares are listed on NYSE MKT under the symbol “BTX.”   On March 25, 2014, the last reported sale price of our common shares on NYSE MKT was $3.37 per share.

Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be "at-the-market" equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through NYSE MKT, the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to the prevailing market prices, and/or any other method permitted by law. Cantor will act as a sales agent on a best efforts basis using commercially reasonable efforts, consistent with its normal trading and sales practices, to sell our common shares on terms mutually agreed between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cantor for sales of common shares sold pursuant to the sales agreement will be an aggregate of up to 3.0% of the gross proceeds of the sales price per share.  In connection with the sale of the common shares on our behalf, Cantor will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts.

Investing in our common shares involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" on page S-4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 26, 2014.

TABLE OF
CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering.  Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the “SEC”. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Cantor has not, authorized any other person to provide you with different information. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the common shares, in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for the person to make an offer or solicitation.

The address of our principal executive office is 1301 Harbor Bay Parkway, Alameda, CA 94502, and our telephone number is (510) 521-3390. Our corporate website address is  www.biotimeinc.com . The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "Risk Factors" in this prospectus supplement on page S- 4 and on page 5 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Company

We are a biotechnology company focused on the emerging field of regenerative medicine.  Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency.  Products made from these "pluripotent" stem cells are being developed by us and our subsidiaries, for use in a variety of fields of medicine.  Four of our subsidiaries, Asterias Biotherapeutics, Inc., Cell Cure Neurosciences, Ltd, OrthoCyte Corporation, and ReCyte Therapeutics, Inc. are focused on developing cell based therapeutic products for diseases such as neurological disorders, cancer, age related macular degeneration, orthopedic disorders, and age-related cardiovascular disease.  Our commercial strategy targets near-term yet strategic commercial opportunities such as: Renevia™ (a product currently in clinical trials in Europe to facilitate cell transplantation); ReGlyde™ and Premvia™ for tendon and dermatological applications; PanC-Dx™ (a family of novel blood and urine-based cancer screens); our current line of research products including PureStem® cell lines, associated ESpan™ culture media, and cGMP-capable human embryonic stem cell lines; and the LifeMap Database Suite.

“Regenerative medicine” refers to an emerging field of therapeutic product development that may allow all human cell and tissue types to be manufactured on an industrial scale.  This new technology is made possible by the isolation of human embryonic stem (“hES”) cells, and by the development of “induced pluripotent stem (“iPS”) cells” which are created from regular cells of the human body using technology that allows adult cells to be “reprogrammed” into cells with pluripotency similar to hES-like cells.  These pluripotent hES and iPS cells have the unique property of being able to branch out into each and every kind of cell in the human body, including the cell types that make up the brain, the blood, the heart, the lungs, the liver, and other tissues.  Unlike adult-derived stem cells that have limited potential to become different cell types, pluripotent stem cells may have vast potential to supply an array of new regenerative therapeutic products, especially those targeting the large and growing markets associated with age-related degenerative disease.  Unlike pharmaceuticals that require a molecular target, therapeutic strategies in regenerative medicine are generally aimed at regenerating affected cells and tissues, and therefore may have broader applicability.  Regenerative medicine represents a revolution in the field of biotechnology with the promise of providing therapies for diseases previously considered incurable.

The field of regenerative medicine includes a broad range of disciplines, including tissue banking, cellular therapy, gene therapy, and tissue engineering.  Our commercial efforts in regenerative medicine include the development and sale of products designed for research applications in the near term as well as products designed for diagnostic and therapeutic applications in the medium and long term.

The Offering

Common shares offered by us	Common shares having an additional aggregate offering price of up to $15.0 million.

Manner of offering	"At-the-market" offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See "Plan of Distribution" on page S-9.

Use of Proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and businesses, and investments, including in our subsidiaries. See "Use of Proceeds" on page S-6 of this prospectus supplement.

Risk Factors
Investing in our common shares involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" on page S-4  of this prospectus supplement and page 5 of the accompanying prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE MKT trading symbol	BTX

RISK FACTORS

Investing in our common shares involves risk. Before deciding whether to invest in our common shares, you should consider carefully the risks and uncertainties described below and discussed under the section entitled "Risk Factors" on page 5 of the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled "Disclosure Regarding Forward-Looking Statements."

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve the performance or prospects of our business or increase the market value of our common shares.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. Assuming that an aggregate of 4,451,039 of our common shares are sold during the term of the sales agreement with Cantor at a price of $3.37 per share, the last reported sale price of our common shares on the NYSE MKT on March 25, 2014 for aggregate gross proceeds of $15,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $3.20 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2013 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus supplement or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or the accompanying prospectus, and in any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements.  We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

Unless otherwise specified in an applicable free writing prospectus, we intend to use the net proceeds from the sale of our securities offered by this prospectus supplement and the accompanying prospectus for general corporate purposes, including, without limitation, working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies, assets, and businesses, and investments, including in our subsidiaries.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of the net proceeds, if any.

Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

DILUTION

If you invest in our common shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common shares after this offering.

If you purchase our common shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common shares after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our common shares issued and outstanding as of December 31, 2013.

Our pro forma net tangible book value at December 31, 2013 was a deficit of $3,945,754, or $(0.07) per share. After giving effect to the sale of an aggregate amount of 4,451,039 of our common shares during the term of the sales agreement with Cantor at an assumed offering price of $3.37 per share, the last reported price of our common shares on NYSE MKT on March 25, 2014, for gross proceeds of $15,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2013 would have been approximately $10.5 million, or $0.17 per common share. This represents an immediate increase in the net tangible book value of $0.24 per share to our existing shareholders and an immediate dilution in net tangible book value of $3.20 per share to new investors. The following table illustrates per share dilution:

Assumed public offering price per share		$3.37
Pro forma net tangible book value per share as of December 31, 2013	$(0.07)
Increase in net tangible book value per share attributable to this offering	$0.24

Pro forma as adjusted net tangible book value per share as of December 31, 2013, after giving effect to this offering		$0.17

Dilution per share to new investors purchasing shares in this offering		$3.20

The table above assumes for illustrative purposes that an aggregate of 4,451,039 of our common shares are sold during the term of the sales agreement with Cantor at a price of $3.37 per share, the last reported sale price of our common shares on the NYSE MKT on March 25, 2014, for aggregate gross proceeds of $15,000,000. The shares being sold pursuant to the sales agreement with Cantor are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.37 per share shown in the table above, assuming all of our common shares in the aggregate amount of $15,000,00 during the term of the sales agreement with Cantor are sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.175 per share and would increase the dilution in net tangible book value per share to new investors in this offering by $0.245 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.37 per share shown in the table above, assuming all of our common shares in the aggregate amount of $15,000,000 during the term of the sales agreement with Cantor are sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.167 per share and would decrease the dilution in net tangible book value per share to new investors in this offering by $0.237 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 56,714,424 common shares issued and outstanding as of December 31, 2013, and excludes the following, all as of December 31, 2013:

•
options under our 2002 Stock Option Plan and our 2012 Equity Incentive Plan to purchase 4,567,135 common shares with a weighted average exercise price of $2.71 per share, with 2,315,000 shares remaining available for future grant under our 2012 Equity Incentive Plan; and

•	10,697,715 common shares held by our subsidiaries.

To the extent that options outstanding as of December 31, 2013 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MARKET FOR COMMON SHARES

Our common shares are traded on the NYSE MKT under the ticker symbol to BTX.

The following table sets forth the range of high and low closing prices for our common shares for the fiscal years ended December 31, 2012 and 2013 based on transaction data as reported by the NYSE MKT:

Quarter Ended	High	Low
March 31, 2012	6.12	4.41
June 30, 2012	4.79	3.47
September 30, 2012	4.98	3.81
December 31, 2012	4.40	2.91
March 31, 2013	4.99	3.20
June 30, 2013	4.82	3.39
September 30, 2013	4.29	3.64
December 31, 2013	4.12	3.28

As of March 20, 2014, there were 15,406 holders of our common shares based on the share position listing.

Dividend Policy

We have never paid cash dividends on our common shares and, except for semi-annual dividends on our Series A Convertible Preferred Stock, we do not anticipate paying cash dividends on our common shares in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.  Any future determination to pay cash dividends on our capital stock, other than our Series A Convertible Preferred Stock, will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the Board of Directors deems relevant.

PLAN OF DISTRIBUTION

On August 24, 2012, we entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor, that provided for the issuance and sale by us of common shares having an aggregate offering price of up to $25,000,000 from time to time through Cantor acting as agent. We have entered into an amendment to the sales agreement on March 26, 2014, primarily to provide for up to an additional $15,000,000 in aggregate offering price of our common shares under the sales agreement. In addition, we currently have common shares remaining available for sale pursuant to the sales agreement and the prospectus dated September 7, 2012.

Cantor may sell our common shares by any method permitted by law that is deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NYSE MKT or any other existing trading market for the common shares in the U.S. or to or through a market maker. Cantor may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of our common shares upon notice and subject to other conditions.

Cantor will use its commercially reasonable efforts, consistent with its normal trading practices to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the sales agreement, as amended.

We will pay Cantor a commission, in cash, for its services acting as agent in the sale of our common shares.  Cantor will be entitled to compensation equal to an aggregate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, as amended, will be approximately $100,000.

Settlement for sales of common shares will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common shares on our behalf, Cantor will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement, as amended, will terminate upon the earlier of (1) the sale of all of our common shares provided for in this prospectus supplement, or (2) termination of the sales agreement, as amended, in accordance with its terms. We and Cantor may each terminate the sales agreement, as amended, at any time upon 10 days prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The legality of the issuance of the common shares offered hereby is being passed upon for us by Thompson, Welch, Soroko & Gilbert LLP, San Francisco and San Rafael, California.  A member of Thompson, Welch, Soroko & Gilbert LLP holds 10,000 BioTime common shares.  Cantor is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Rothstein Kass, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon the report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC's rules, this prospectus supplement, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement.  Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file quarterly, annual, and current reports and proxy statements and other information with the SEC.  You may read and copy any materials we file with SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C.  20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of the site is  http://www.sec.gov.

We make available free of charge on or through our Internet website www.biotimeinc.com our Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, Current Reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Current Report on Form 8-K filed with the SEC on March 26, 2014;

•
the description of our common shares contained in our registration statement on Form 8-A (File No. 001-12830) filed with the SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description;

•	our definitive proxy solicitation materials for our 2014 Annual Meeting of Shareholders when filed with the SEC; and

•
all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement. (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including any related exhibits, which information is not incorporated by reference herein)

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to BioTime, Inc., Attention: Secretary, 1301 Harbor Bay Parkway, Alameda, California 94502, (510) 521-3390.

BIOTIME, INC.

$75,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants
Rights
Units

We may, from time to time, offer and sell any combination of common shares and/or preferred shares, various series of debt securities, warrants to purchase any of the securities, and/or rights to purchase our common shares or preferred shares, either individually or in units comprised of any of the securities. The preferred shares, debt securities, warrants and units may be convertible or exercisable or exchangeable for common shares or preferred shares or other securities of ours.

The maximum aggregate offering price for these securities will not exceed $75,000,000.  We will describe the terms of any offering in a supplement to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.    This prospectus may not be used by us to consummate a sale of securities unless accompanied by an applicable prospectus supplement.

We may sell these securities directly to our shareholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common shares are listed on the NYSE MKT under the symbol “BTX.”  On August 23, 2012, the last sale price of our common shares as reported on the NYSE MKT was $4.11 per share.  You are urged to obtain current market quotations for our common shares.

Investing in our securities involves risks.  You should carefully read and consider the risk factors appearing throughout this prospectus and any applicable prospectus supplement, including, without limitation, those appearing under the headings “Forward Looking Statements” beginning on page 1 of this prospectus and “Risk Factors” beginning on page 5 of this prospectus, as well as any risk factors that are described in our most recent periodic reports that are incorporated by reference into this prospectus or any applicable prospectus supplement, before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2012

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement.  We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement, and, if given or made, you must not rely upon the information or representations as having been authorized.  This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process.  Under this shelf registration statement, we may, from time to time, sell any one or more or a combination of the securities described in this prospectus, either individually or in units comprised of any of those securities, in one or more offerings, for a total maximum offering price not to exceed $75,000,000.  This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement (which term includes, as applicable, the controlled equity offering prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of the securities being offered.  The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read on the Commission’s website or at the Commission’s public reading room mentioned under the heading “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, all references in this prospectus to “BioTime,” “Company,” “registrant,” “we,” “us” or “our” include BioTime, Inc., a California corporation, and any subsidiaries or other entities controlled by us.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated  by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results.  We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any prospectus supplement, and in any documents incorporated by reference into this prospectus or any prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements.  We operate in a continually changing business environment, and new risk factors emerge from time to time.  Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.  We cannot assure you that projected results or events will be achieved or will occur.

INFORMATION ABOUT THE COMPANY

Our Business

We are a biotechnology company focused on the emerging field of regenerative medicine.  Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency.  Products made from these “pluripotent” stem cells are being developed by us and our subsidiaries, each of which concentrates on different medical specialties, including: neuroscience, oncology, orthopedics, and blood and vascular diseases.  Our commercial strategy is heavily focused on near-term commercial opportunities including our current line of research products such as ACTCellerate™ cell lines and associated ESpan™ culture media, HyStem® hydrogels, human embryonic stem cell lines, and royalties from Hextend®.  Following the completion of successful trials and regulatory approval, potential near term therapeutic product opportunities include Renevia™ (formerly known as HyStem®-Rx) as a cell delivery device expected to launch in Europe in 2013, and the launch of PanC-Dx™  as a novel blood-based cancer screen, expected by 2014 in Europe.  Our long-term strategic focus is to provide regenerative therapies for age-related degenerative diseases.

“Regenerative medicine” refers to an emerging field of therapeutic product development that may allow all human cell and tissue types to be manufactured on an industrial scale.  This new technology is made possible by the isolation of human embryonic stem (“hES”) cells, and by the development of “induced pluripotent stem (“iPS”) cells” which are created from regular cells of the human body using technology that allows adult cells to be “reprogrammed” into cells with pluripotency like young hES-like cells.  These pluripotent hES and iPS cells have the unique property of being able to branch out into each and every kind of cell in the human body, including the cell types that make up the brain, the blood, the heart, the lungs, the liver, and other tissues.  Unlike adult-derived stem cells that have limited potential to become different cell types, pluripotent stem cells may have vast potential to supply an array of new regenerative therapeutic products, especially those targeting the large and growing markets associated with age-related degenerative disease.  Unlike pharmaceuticals that require a molecular target, therapeutic strategies in regenerative medicine are generally aimed at regenerating affected cells and tissues, and therefore may have broader applicability.  Regenerative medicine represents a revolution in the field of biotechnology with the promise of providing therapies for diseases previously considered incurable.

Our commercial efforts in regenerative medicine include the development and sale of products designed for research applications in the near term as well as products designed for diagnostic and therapeutic applications in the medium and long term.  We offer advanced human stem cell products and technology that can be used by researchers at universities and at companies in the bioscience and biopharmaceutical industries.  We have developed research and clinical grade hES cell lines that we market for both basic research and therapeutic product development.  Our subsidiary, ES Cell International Pte Ltd (“ESI”), has developed six hES cell lines.  Developed using current Good Manufacturing Practices (“cGMP”) that facilitate transition into the clinic, these hES cell lines are extensively characterized and five of the six cell lines currently have documented and publicly-available genomic sequences.  The ESI hES cell lines are now included in the Stem Cell Registry of the National Institutes of Health (“NIH”), making them eligible for use in federally funded research, and all are available for purchase through www.biotimeinc.com.  We also market human embryonic progenitor cell (“hEPCs”) developed using ACTCellerate™ technology.  These hEPCs are purified lineages of cells that are intermediate in the developmental process between embryonic stem cells and fully differentiated cells.  We expect that hEPCs will simplify the scalable manufacture of highly purified and identified cell types and will possess the ability to become a wide array of cell types with potential applications in research, drug discovery, and human regenerative stem cell therapies.  The ACTCellerate™ cell lines are also available for purchase through www.biotimeinc.com.

Research products can be marketed without regulatory or other governmental approval, and thus offer relatively near-term business opportunities, especially when compared to therapeutic products.  The medical devices that we and our subsidiaries are developing will require regulatory approval for marketing, but the clinical trial and approval process for medical devices is often faster and less expensive than the process for the approval of new drugs and biological therapeutics.  Our current and near-term product opportunities, combined with expected long-term revenues from the potentially very large revenue cell-based therapeutic products under development at our subsidiaries, provide us with a balanced commercial strategy.  The value of this balance is apparent in the commercial field of regenerative medicine as competitors whose sole focus is on long-term therapeutic products have found it challenging to raise the requisite capital to fund clinical development.

Our HyStem® hydrogel product line is one of the components in our near-term revenue strategy.  HyStem® is a patented biomaterial that mimics the human extracellular matrix, which is the network of molecules surrounding cells in organs and tissues that is essential to cellular function.  Many tissue engineering and regenerative cell-based therapies will require the delivery of therapeutic cells in a matrix or scaffold to sustain cell survival after transplantation and to maintain proper cellular function.  HyStem® is a unique hydrogel that has been shown to support cellular attachment and proliferation in vivo and is currently being used by researchers at a number of leading medical schools in pre-clinical studies of stem cell therapies to facilitate wound healing, for the treatment of ischemic stroke, brain cancer, vocal fold scarring, and for myocardial infarct repair.  Our HyStem® hydrogels may have other applications when combined with the diverse and scalable cell types our scientists have isolated from hES cells.

Renevia™ (formerly known as HyStem®-Rx) is a clinical grade formulation of HyStem-C®, a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications.  As an injectable product, Renevia™ may address an immediate need in cosmetic and reconstructive surgeries and other procedures by improving the process of transplanting adipose derived cells, mesenchymal stem cells, or other adult stem cells.  We will need to obtain approval by the U.S. Food and Drug Administration (“FDA”) and comparable regulatory agencies in foreign countries in order to market Renevia™ as a medical device.  Our goal is to initiate clinical trials in the European Union by late 2012 for CE marking.

Our subsidiary, OncoCyte Corporation, is developing PanC-Dx™, a novel non-invasive blood-based cancer screening test designed to detect the presence of various human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon, during routine check-ups.  We intend to initially seek regulatory approval to market PanC-Dx™ in Europe before seeking regulatory approvals required to market the product in the U.S. and other countries.

We have organized several subsidiaries to undertake our cell replacement therapeutic programs, diagnostic product programs, and our research product programs.  We will partly or wholly fund these subsidiaries, recruit their management teams, assist them in acquiring technology, and provide general guidance for building the subsidiary companies. We may license patents and technology to the subsidiaries that we do not wholly own under agreements that will entitle us to receive royalty payments from the commercialization of products or technology developed by the subsidiaries.

The following table shows our subsidiaries, their respective principal fields of business, our percentage ownership, and the country where their principal business is located:

Subsidiary	Field of Business	BioTime Ownership	Country
ES Cell International Pte Ltd.	Stem cell products for research, including clinical grade cell lines produced under cGMP	100%	Singapore
OncoCyte Corporation	Diagnosis and treatment of cancer	75.3%	USA
OrthoCyte Corporation	Orthopedic diseases, including osteoarthritis	100%	USA
Cell Cure Neurosciences Ltd.	Age-related macular degeneration Multiple sclerosis Parkinson’s disease	53.6%	Israel
ReCyte Therapeutics, Inc. (formerly Embryome Sciences, Inc.)	Blood and vascular diseases including coronary artery disease Endothelial progenitor cells and iPS cell banking	95.15%	USA
BioTime Asia, Limited	Ophthalmologic, skin, musculo-skeletal system, and hematologic diseases for Asian markets. Stem cell products for research	81%	Hong Kong
LifeMap Sciences, Inc.	Searchable online databases for research in the fields of biotechnology, pharmaceutical development, and life sciences	77.1%	USA
LifeMap Sciences, Ltd.	Development of LifeMap database and therapeutic discovery activities	(1)	Israel

(1)	LifeMap Sciences, Ltd. is a wholly-owned subsidiary of LifeMap Sciences, Inc.

Initially, we developed blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  Our lead blood plasma expander product, Hextend®, is a physiologically balanced intravenous solution used in the treatment of hypovolemia, a condition caused by low blood volume, often from blood loss during surgery or injury.  Hextend® maintains circulatory system fluid volume and blood pressure, and keeps vital organs perfused during surgery and trauma care.  Hextend® is manufactured and distributed in the U.S. by Hospira, Inc., and in South Korea by CJ CheilJedang Corporation (“CJ”), under licenses from us.

 Stem Cells and Products for Regenerative Medicine Research

We now offer 96 ACTCellerate™ hEPC lines and six hES cell lines developed under cGMP by our subsidiary ESI for sale, and hES cell lines carrying inherited genetic diseases. We offer our research products for sale through our website www.biotimeinc.com, and we anticipate adding additional cell lines and related ESpan™ growth media and differentiation kits over time. The hES cell lines developed by ESI are included in the NIH Stem Cell Registry, making them eligible for use in federally funded research, and five of the six cell lines currently have documented and publicly-available genomic sequences. We plan to make LifeMap Sciences our principal marketing subsidiary for these research products.  LifeMap Sciences currently markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also plans to market PanDaTox, a database that can be used to identify genes and intergenic regions that are unclonable in E. coli, to aid in the discovery of new antibiotics and biotechnologically beneficial functional genes. LifeMap Sciences will utilize its databases as part of its online marketing strategy for our research products to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide. Millipore Corporation also is an authorized distributor of certain ACTCellerate™ hEPC lines and related ESpan™ growth media.

Plasma Volume Expander Products

We have developed and licensed manufacturing and marketing rights to Hextend®, a physiologically balanced blood plasma volume expander used for the treatment of hypovolemia in surgery, emergency trauma treatment, and other applications.  Hypovolemia is a condition caused by low blood volume, often from blood loss during surgery or from injury.  Hextend® maintains circulatory system fluid volume and blood pressure and helps sustain vital organs during surgery or when a patient has sustained substantial blood loss due to an injury.  Hextend® is the only blood plasma volume expander that contains lactate, multiple electrolytes, glucose, and a medically approved form of starch called hetastarch.  Hextend® is sterile, so its use avoids the risk of infection.  Health insurance reimbursements and HMO coverage now include the cost of Hextend® used in surgical procedures.

Hextend® is manufactured and distributed in the United States by Hospira, and in South Korea by CJ under licenses from us.

Additional Information

HyStem®, ESpy®, Hextend® and PentaLyte® are registered trademarks of BioTime, Inc., and Renevia™ and ESpan™ are trademarks of BioTime, Inc.  ReCyte™ is a trademark of ReCyte Therapeutics, Inc.  ACTCellerate™ is a trademark licensed to us by Advanced Cell Technology, Inc.  PanC-Dx™ is a trademark of OncoCyte Corporation.  GeneCards® is a registered trademark of Yeda Research and Development Co. Ltd.

We were incorporated in 1990 in the state of California. Our principal executive offices are located at 1301 Harbor Bay Parkway, Alameda, California 94502.  Our telephone number is (510) 521-3390.  We maintain an Internet website at www.biotimeinc.com.  We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Our business is subject to various risks, including those described below.  You should consider the following risk factors, together with the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10- K, as revised or supplemented by our most recent quarterly report on Form 10- Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering.  There may be other factors that are not mentioned here or of which we are not presently aware that could also affect our business operations and prospects.

Risks Related to Our Business Operations

We have incurred operating losses since inception and we do not know if we will attain profitability

Our comprehensive net losses for the six months ended June 30, 2012 and for the fiscal years ended December 31, 2011, 2010 and 2009 were $10,487,980, $17,535,587, $10,287,280, and $5,144,499, respectively, and we had an accumulated deficit of $90,889,131 as of June 30, 2012, and $80,470,009, $63,954,509, and $52,769,891, as of December 31, 2011, 2010, and 2009, respectively.  Since inception, we have primarily financed our operations through the sale of equity securities, licensing fees, royalties on product sales by our licensees, and borrowings.  More recently, we have financed a portion of our operations with research grants.  Ultimately, our ability to generate sufficient operating revenue to earn a profit depends upon our success in developing and marketing or licensing our products and technology.

We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine

●	We are attempting to develop new medical products and technologies.

●
Many of our experimental products and technologies have not been applied in human medicine and have only been used in laboratory studies in vitro or in animals.  These new products and technologies might not prove to be safe and efficacious in the human medical applications for which they were developed.

●
The experimentation we are doing is costly, time consuming, and uncertain as to its results.  We incurred research and development expenses amounting to $8,773,302 during the six months ended June 30, 2012, and $13,699,691, $8,191,314, and $3,181,729 during the fiscal years ended December 31, 2011, 2010, and 2009, respectively.

●
If we are successful in developing a new technology or product, refinement of the new technology or product and definition of the practical applications and limitations of the technology or product may take years and require the expenditure of large sums of money.  Future clinical trials of new therapeutic products, particularly those products that are regulated as drugs or biologicals, will be very expensive and will take years to complete.  We may not have the financial resources to fund clinical trials on our own and we may have to enter into licensing or collaborative arrangements with larger, well-capitalized pharmaceutical companies in order to bear the cost.  The arrangements may be dilutive to our ownership or economic interest in the products we develop, and we might have to accept a royalty payment on the sale of the product rather than receiving the gross revenues from product sales.

Our success depends in part on the uncertain growth of the stem cell industry, which is still in its infancy

●
The success of our business of selling products for use in stem cell research depends on the growth of stem cell research, without which there may be no market or only a very small market for our products and technology.  The likelihood that stem cell research will grow depends upon the successful development of stem cell products that can be used to treat disease or injuries in people or that can be used to facilitate the development of other pharmaceutical products.  The growth in stem cell research also depends upon the availability of funding through private investment and government research grants.

●	There can be no assurance that any safe and efficacious human medical applications will be developed using stem cells or related technology.

●
Government-imposed bans, restrictions or regulations and religious, moral, and ethical concerns with respect to use of embryos or human embryonic stem cells in research and development could have a material adverse effect on the growth of the stem cell industry, even if research proves that useful medical products can be developed using human embryonic stem cells.

Sales of our products to date have not been sufficient to generate an amount of revenue sufficient to cover our operating expenses

●
Hextend® is presently the only commercial therapeutic product that we have on the market, and it is being sold only in the United States and South Korea.  The royalty revenues that we have received from sales of Hextend® have not been sufficient to pay our operating expenses.  This means that we need to successfully develop and market or license additional products and earn additional revenues in sufficient amounts to meet our operating expenses.

●
We will receive additional license fees and royalties if our licensees are successful in marketing Hextend® and PentaLyte® in Japan, Taiwan, and China, but they have not yet obtained the regulatory approvals required to begin selling those products.

●	We are also beginning to bring our first stem cell research products to the market, but there is no assurance that we will succeed in generating significant revenues from the sale of those products.

Sales of the products we may develop will be adversely impacted by the availability of competing products

●	Sales of Hextend® have already been adversely impacted by the availability of other products that are commonly used in surgery and trauma care and sell at low prices.

●	In order to compete with other products, particularly those that sell at lower prices, our products will have to provide medically significant advantages.

●	Physicians and hospitals may be reluctant to try a new product due to the high degree of risk associated with the application of new technologies and products in the field of human medicine.

●
Competing products are being manufactured and marketed by established pharmaceutical companies.  For example, B. Braun/McGaw presently markets Hespan®, an artificial plasma volume expander, and Hospira and Baxter International, Inc. manufacture and sell a generic equivalent of Hespan®.  Hospira also markets Voluven®, a plasma volume expander containing a 6% low molecular weight hydroxyethyl starch in saline solution.

●	There also is a risk that our competitors may succeed at developing safer or more effective products that could render our products and technologies obsolete or noncompetitive.

We might need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses

●
We plan to continue to incur substantial research and product development expenses, largely through our subsidiaries, and we and our subsidiaries will need to raise additional capital to pay operating expenses until we are able to generate sufficient revenues from product sales, royalties, and license fees.

●
It is likely that additional sales of equity or debt securities will be required to meet our short-term capital needs, unless we receive substantial revenues from the sale of our new products or we are successful at licensing or sublicensing the technology that we develop or acquire from others and we receive substantial licensing fees and royalties.

●	Sales of additional equity securities by us or our subsidiaries could result in the dilution of the interests of present shareholders.

The amount and pace of research and development work that we and our subsidiaries can do or sponsor, and our ability to commence and complete clinical trials required to obtain regulatory approval to market our pharmaceutical and medical device products, depends upon the amount of money we have

●
At June 30, 2012, we had $12,659,843 of cash and cash equivalents on hand.  There can be no assurance that we or our subsidiaries will be able to raise additional funds on favorable terms or at all, or that any funds raised will be sufficient to permit us or our subsidiaries to develop and market our products and technology.  Unless we and our subsidiaries are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we make progress in our research and development projects.

●	We may have to postpone some laboratory research and development work unless our cash resources increase through a growth in revenues or additional equity investment or borrowing.

Our business could be adversely affected if we lose the services of the key personnel upon whom we depend

Our stem cell research program is directed primarily by our Chief Executive Officer, Dr. Michael West.  The loss of Dr. West’s services could have a material adverse effect on us.

If we make strategic acquisitions, we will incur a variety of costs and might never realize the anticipated benefits

Despite our acquisitions of ESI in 2010, Glycosan BioSystems, Inc. and Cell Targeting, Inc. in 2011, and Xennex, Inc. in 2012, we have limited experience in independently identifying acquisition candidates and integrating the operations of acquisition candidates with our company.  If appropriate opportunities become available, we might attempt to acquire approved products, additional drug candidates, technologies or businesses that we believe are a strategic fit with our business.  If we pursue any transaction of that sort, the process of negotiating the acquisition and integrating an acquired product, drug candidate, technology or business might result in operating difficulties and expenditures and might require significant management attention that would otherwise be available for ongoing development of our business, whether or not the transaction is ever consummated.  Moreover, we might never realize the anticipated benefits of any acquisition.  Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities, or impairment expenses related to goodwill, and impairment or amortization expenses related to other intangible assets, which could harm our financial condition.

Our business and operations could suffer in the event of system failures

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures.  Such events could cause interruption of our operations.  For example, the loss of data for our product candidates could result in delays in our regulatory filings and development efforts and significantly increase our costs.  To the extent that any disruption or security breach was to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our product candidates could be delayed.

Risks Related to Our Industry

We will face certain risks arising from regulatory, legal, and economic factors that affect our business and the business of other pharmaceutical development companies.  Because we are a small company with limited revenues and limited capital resources, we may be less able to bear the financial impact of these risks than is the case with larger companies possessing substantial income and available capital.

If we do not receive regulatory approvals we will not be permitted to sell our pharmaceutical and medical device products

The pharmaceutical and medical device products that we and our subsidiaries develop cannot be sold until the United States Food and Drug Administration (“FDA”) and corresponding foreign regulatory authorities approve the products for medical use.  The need to obtain regulatory approval to market a new product means that:

●
We will have to conduct expensive and time-consuming clinical trials of new products.  The full cost of conducting and completing clinical trials necessary to obtain FDA and foreign regulatory approval of a new product cannot be presently determined, but could exceed our current financial resources.

●
Clinical trials and the regulatory approval process for a pharmaceutical product can take several years to complete.  As a result, we will incur the expense and delay inherent in seeking FDA and foreign regulatory approval of new products, even if the results of clinical trials are favorable.

●
Data obtained from preclinical and clinical studies is susceptible to varying interpretations that could delay, limit, or prevent regulatory agency approvals.  Delays in the regulatory approval process or rejections of an application for approval of a new drug may be encountered as a result of changes in regulatory agency policy.

●
Because the therapeutic products we are developing with hES and iPS technology involve the application of new technologies and approaches to medicine, the FDA or foreign regulatory agencies may subject those products to additional or more stringent review than drugs or biologicals derived from other technologies.

●	A product that is approved may be subject to restrictions on use.

●	The FDA can recall or withdraw approval of a product if problems arise.

●	We will face similar regulatory issues in foreign countries.

Government-imposed bans, restrictions or regulations and religious, moral, and ethical concerns about the use of hES cells could prevent us from developing and successfully marketing stem cell products

●
Government-imposed bans or restrictions with respect to the use of embryos or human embryonic stem cells in research and development could limit our ability to conduct research and develop new products.

●
Government-imposed bans or restrictions on the use of embryos or hES cells in the United States and abroad could generally constrain stem cell research, thereby limiting the market and demand for our products.  During March 2009, President Obama lifted certain restrictions on federal funding of research involving the use of hES cells, and in accordance with President Obama’s Executive Order, the National Institutes of Health (“NIH”) has adopted new guidelines for determining the eligibility of hES cell lines for use in federally funded research.  The central focus of the proposed guidelines is to assure that hES cells used in federally funded research were derived from human embryos that were created for reproductive purposes, were no longer needed for this purpose, and were voluntarily donated for research purposes with the informed written consent of the donors.  The hES cells that were derived from embryos created for research purposes rather than reproductive purposes, and other hES cells that were not derived in compliance with the guidelines, are not eligible for use in federally funded research.  A lawsuit, Sherley v. Sebelius, is now pending, challenging the legality of the new NIH guidelines.  In that litigation, a United States District Court issued a temporary injunction against the implementation of the new NIH guidelines, but the District Court’s ruling was vacated by the United States Court of Appeals.  The plaintiffs in the case have filed an appeal, and the ultimate resolution of that lawsuit could determine whether the federal government may fund research using hES cells, unless new legislation is passed expressly permitting or prohibiting such funding.

●
California law requires that stem cell research be conducted under the oversight of a stem cell research oversight committee (“SCRO”).  Many kinds of stem cell research, including the derivation of new hES cell lines, may only be conducted in California with the prior written approval of the SCRO. A SCRO could prohibit or impose restrictions on the research that we plan to do.

●
The use of hES cells gives rise to religious, moral, and ethical issues regarding the appropriate means of obtaining the cells and the appropriate use and disposal of the cells.  These considerations could lead to more restrictive government regulations or could generally constrain stem cell research, thereby limiting the market and demand for our products.

If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products

●
Our success will depend in part on our ability to obtain and enforce patents and maintain trade secrets in the United States and in other countries.  If we are unsuccessful at obtaining and enforcing patents, our competitors could use our technology and create products that compete with our products, without paying license fees or royalties to us.

●
The preparation, filing, and prosecution of patent applications can be costly and time consuming.  Our limited financial resources may not permit us to pursue patent protection of all of our technology and products throughout the world.

●
Even if we are able to obtain issued patents covering our technology or products, we may have to incur substantial legal fees and other expenses to enforce our patent rights in order to protect our technology and products from infringing uses.  We may not have the financial resources to finance the litigation required to preserve our patent and trade secret rights.

There is no certainty that our pending or future patent applications will result in the issuance of patents

●
We have filed patent applications for technology that we have developed, and we have obtained licenses for a number of patent applications covering technology developed by others, that we believe will be useful in producing new products, and which we believe may be of commercial interest to other companies that may be willing to sublicense the technology for fees or royalty payments.  In the future, we may also file additional new patent applications seeking patent protection for new technology or products that we develop ourselves or jointly with others.  However, there is no assurance that any of our licensed patent applications, or any patent applications that we have filed or that we may file in the future covering our own technology, either in the United States or abroad, will result in the issuance of patents.

●
In Europe, the European Patent Convention prohibits the granting of European patents for inventions that concern “uses of human embryos for industrial or commercial purposes.” The European Patent Office is presently interpreting this prohibition broadly, and is applying it to reject patent claims that pertain to human embryonic stem cells.  However, this broad interpretation is being challenged through the European Patent Office appeals system.  As a result, we do not yet know whether or to what extent we will be able to obtain patent protection for our human embryonic stem cell technologies in Europe.

●
The recent Supreme Court decision in Mayo Collaborative Services v. Prometheus Laboratories, Inc., will need to be considered in determining whether certain diagnostic methods can be patented, since the Court denied patent protection for the use of a mathematical correlation of the presence of a well-known naturally occurring metabolite as a means of determining proper drug dosage.  Our subsidiary OncoCyte is developing PanC-Dx™ as a cancer diagnostic test, based on the presence of certain genetic markers for a variety of cancers.  Because PanC-Dx™ combines an innovative methodology with newly discovered compositions of matter, we are hopeful that this Supreme Court decision will not preclude the availability of patent protection for OncoCyte’s new product.  However, like other developers of diagnostic products, we are evaluating this new Supreme Court decision and are waiting to see if the United States Patent and Trademark Office will issue any new guidelines for the patenting of products that test for biological substances.

The process of applying for and obtaining patents can be expensive and slow

●	The preparation and filing of patent applications, and the maintenance of patents that are issued, may require substantial time and money.

●
A patent interference proceeding may be instituted with the United States Patent and Trademark Office (“U.S. PTO”) when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent.  At the completion of the interference proceeding, the PTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid.  Patent interference proceedings are complex, highly contested legal proceedings, and the PTO’s decision is subject to appeal.  This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delay in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us.

●
Oppositions to the issuance of patents may be filed under European patent law and the patent laws of certain other countries.  As with the U.S. PTO interference proceedings, these foreign proceedings can be very expensive to contest and can result in significant delays in obtaining a patent or can result in a denial of a patent application.

Our patents may not protect our products from competition

We or our subsidiaries have patents in the United States, Canada, the European Union countries, Australia, Israel, Russia, South Africa, South Korea, Japan, Hong Kong, and Singapore, and have filed patent applications in other foreign countries for our plasma volume expanders, stem cell products, HyStem® and other hydrogels, certain genes related to the development of cancer, and other technologies.

●	We might not be able to obtain any additional patents, and any patents that we do obtain might not be comprehensive enough to provide us with meaningful patent protection.

●	There will always be a risk that our competitors might be able to successfully challenge the validity or enforceability of any patent issued to us.

●
In addition to interference proceedings, the U.S. PTO can re-examine issued patents at the request of a third party seeking to have the patent invalidated.  This means that patents owned or licensed by us may be subject to re-examination and may be lost if the outcome of the re-examination is unfavorable to us.

We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products

The success of our business depends significantly on our ability to operate without infringing patents and other proprietary rights of others.  If the technology that we use infringes a patent held by others, we could be sued for monetary damages by the patent holder or its licensee, or we could be prevented from continuing research, development, and commercialization of products that rely on that technology, unless we are able to obtain a license to use the patent.  The cost and availability of a license to a patent cannot be predicted, and the likelihood of obtaining a license at an acceptable cost would be lower if the patent holder or any of its licensees is using the patent to develop or market a product with which our product would compete.  If we could not obtain a necessary license, we would need to develop or obtain rights to alternative technologies, which could prove costly and could cause delays in product development, or we could be forced to discontinue the development or marketing of any products that were developed using the technology covered by the patent.

If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends

Our business depends on several critical technologies that are based in part on technology licensed from third parties.  Those third-party license agreements impose obligations on us, including payment obligations and obligations to pursue development of commercial products under the licensed patents or technology.  If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights.  During the period of any such litigation, our ability to carry out the development and commercialization of potential products, and our ability to raise any capital that we might then need, could be significantly and negatively affected. If our license rights were restricted or ultimately lost, we would not be able to continue to use the licensed technology in our business.

The price and sale of our products may be limited by health insurance coverage and government regulation

Success in selling our pharmaceutical products may depend in part on the extent to which health insurance companies, HMOs, and government health administration authorities such as Medicare and Medicaid will pay for the cost of the products and related treatment.  Presently, most health insurance plans and HMOs will pay for Hextend® when it is used in a surgical procedure that is covered by the plan.  However, until we actually introduce a new product into the medical marketplace, we will not know with certainty whether adequate health insurance, HMO, and government coverage will be available to permit the product to be sold at a price high enough for us to generate a profit.  In some foreign countries, pricing or profitability of health care products is subject to government control, which may result in low prices for our products.  In the United States, there have been a number of federal and state proposals to implement similar government controls, and new proposals are likely to be made in the future.

Risks Related to our Dependence on Third Parties

We may become dependent on our collaborative arrangements with third parties for a substantial portion of our revenue, and our development and commercialization activities may be delayed or reduced if we fail to initiate, negotiate or maintain successful collaborative arrangements.

We may become dependent on possible future collaborators to develop and commercialize many of our product candidates and to provide the regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.  If we fail to secure or maintain successful collaborative arrangements, our development and commercialization activities will be delayed, reduced or terminated, and our revenues could be materially and adversely impacted.  Over the next several years, we may depend on these types of collaboration partnerships for a significant portion of our revenue.  The expected future milestone payments and cost reimbursements from collaboration agreements could provide an important source of financing for our research and development programs, thereby facilitating the application of our technology to the development and commercialization of our products.  These collaborative agreements might be terminated either by us or by our partners upon the satisfaction of certain notice requirements.  Our partners may not be precluded from independently pursuing competing products and drug delivery approaches or technologies. Even if our partners continue their contributions to our collaborative arrangements, of which there can be no assurance, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products.  Our partners may fail to perform their obligations under the collaborative arrangements or may be slow in performing their obligations. In addition, our partners may experience financial difficulties at any time that could prevent them from having available funds to contribute to these collaborations.  If our collaboration partners fail to conduct their commercialization, regulatory compliance, sales and marketing or distribution activities successfully and in a timely manner, or if they terminate or materially modify their agreements with us, the development and commercialization of one or more product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue such development and commercialization on our own.

We have very limited experience in marketing, selling or distributing our products, and we may need to rely on marketing partners or contract sales companies.

Even if we are able to develop our products and obtain necessary regulatory approvals, we have very limited experience or capabilities in marketing, selling or distributing our products.  We rely entirely on Hospira and CJ for the sale of Hextend®.  We currently have only limited sales, marketing and distribution resources for selling our stem cell research products, and no marketing or distribution resources for selling any of the medical devices or pharmaceutical products that we are developing.  Accordingly, we will be dependent on our ability to build our own marketing and distribution capability for our new products, which would require the investment of significant financial and management resources, or we will need to find collaborative marketing partners or contract sales companies for commercial sale of those products.  Even if we find a potential marketing partner, of which there can be no assurance, we may not be able to negotiate a licensing or marketing contract on favorable terms to justify our investment or achieve adequate revenues.

Risks Pertaining to Our Common Shares

Ownership of our common shares will entail certain risks associated with the volatility of prices for our shares and the fact that we do not pay dividends on our common shares.

Because we are engaged in the development of pharmaceutical and stem cell research products, the price of our stock may rise and fall rapidly

●	The market price of our shares, like that of the shares of many biotechnology companies, has been highly volatile.

●
The price of our shares may rise rapidly in response to certain events, such as the commencement of clinical trials of an experimental new drug, even though the outcome of those trials and the likelihood of ultimate FDA approval remain uncertain.

●	Similarly, prices of our shares may fall rapidly in response to certain events such as unfavorable results of clinical trials or a delay or failure to obtain FDA approval.

●	The failure of our earnings to meet analysts’ expectations could result in a significant rapid decline in the market price of our common shares.

Current economic and stock market conditions may adversely affect the price of our common shares

The stock market has been experiencing extreme price and volume fluctuations which have affected the market price of the equity securities without regard to the operating performance of the issuing companies.  Broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the common shares.

Because we do not pay dividends, our stock may not be a suitable investment for anyone who needs to earn dividend income

We do not pay cash dividends on our common shares.  For the foreseeable future, we anticipate that any earnings generated in our business will be used to finance the growth of our business and will not be paid out as dividends to our shareholders.  This means that our stock may not be a suitable investment for anyone who needs to earn income from their investments.

Securities analysts may not initiate coverage or continue to cover our common shares and this may have a negative impact on the market price of our shares

The trading market for our common shares will depend, in part, on the research and reports that securities analysts publish about our business and our common shares.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common shares.  If securities analysts do not cover our common shares, the lack of research coverage may adversely affect the market price of those shares.  If securities analysts do cover our shares, they could issue reports or recommendations that are unfavorable to the price of our shares, and they could downgrade a previously favorable report or recommendation, and in either case our share price could decline as a result of the report.  If one or more of these analysts does not initiate coverage, ceases to cover our shares or fails to publish regular reports on our business, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of common and preferred shares by us and our subsidiaries

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders.  We are currently authorized to issue an aggregate of 76,000,000 shares of capital stock consisting of 75,000,000 common shares and 1,000,000 “blank check” preferred shares.  As of June 30, 2012, there were 50,790,391 common shares outstanding, 3,433,802 common shares reserved for issuance upon the exercise of outstanding options under our employee stock option plans, and 636,613 shares reserved for issuance upon the exercise of common share purchase warrants.  No preferred shares are presently outstanding.

The operation of some of our subsidiaries has been financed in part through the sale of capital stock in those subsidiaries to private investors.  Sales of additional subsidiary shares could reduce our ownership interest in the subsidiaries, and correspondingly dilute our shareholder’s ownership interests in our consolidated enterprise.  Our subsidiaries also have their own stock option plans and the exercise of subsidiary stock options or the sale of restricted stock under those plans would also reduce our ownership interest in the subsidiaries, with a resulting dilutive effect on the ownership interest of our shareholders in our consolidated enterprise.

We and our subsidiaries may issue additional common shares or other securities that are convertible into or exercisable for common shares in order to raise additional capital, or in connection with hiring or retaining employees or consultants, or in connection with future acquisitions of licenses to technology or rights to acquire products, or in connection with future business acquisitions, or for other business purposes.  The future issuance of any additional common shares or other securities may create downward pressure on the trading price of our common shares.

We may also issue preferred shares having rights, preferences, and privileges senior to the rights of our common shares with respect to dividends, rights to share in distributions of our assets if we liquidate our company, or voting rights. Any preferred shares may also be convertible into common shares on terms that would be dilutive to holders of common shares.  Our subsidiaries may also issue their own preferred shares with a similar dilutive impact on our ownership of the subsidiaries.

The market price of our common shares could be impacted by prices at which we sell shares in our subsidiaries

The operation of some our subsidiaries has been financed in part through the sale of capital stock in those subsidiaries, and our subsidiaries may sell shares of their capital stock in the future for financing purposes.  The prices at which our subsidiaries may sell shares of their capital stock could impact the value of our company as a whole and could impact the price at which our common shares trade in the market.  Even if subsidiaries sell their capital stock at prices that reflect arm’s length negotiation with investors, there is no assurance that those prices will reflect a true fair market value or that the ascribed value of the subsidiary based on those share prices will be fully reflected in the market value of our common shares.  Similarly, a sale of subsidiary capital stock at a price that the market perceives as low could adversely impact the market price of our common shares.

Failure of our internal control over financial reporting could harm our business and financial results

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the U.S.  Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of the financial statements; providing reasonable assurance that receipts and expenditures of our assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements would be prevented or detected on a timely basis.  Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected.  Our growth and entry into new products, technologies and markets will place significant additional pressure on our system of internal control over financial reporting.  Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud.

Operating our business through subsidiaries, some of which are located in foreign countries, also adds to the complexity of our internal control over financial reporting and adds to the risk of a system failure, an undetected improper use or expenditure of funds or other resources by a subsidiary, or a failure to properly report a transaction or financial results of a subsidiary.  We allocate certain expenses among BioTime itself and one or more of our subsidiaries, which creates a risk that the allocations we make may not accurately reflect the benefit of an expenditure or use of financial or other recourses by BioTime as the parent company and the subsidiaries among which the allocations are made.  An inaccurate allocation may impact our consolidated financial results, particularly in the case of subsidiaries that we do not wholly own since our financial statements include adjustments to reflect the minority ownership interests in our subsidiaries held by others.

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the Board of Directors deems relevant.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including, without limitation, working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and businesses, and investments, including in our subsidiaries.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of the net proceeds, if any.

Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.  We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;or
●	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions.  We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies.  Our subsidiaries that acquire our securities may also transfer some or all of those securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to compliance with our Related Person Transaction Policy, including approval of our Audit Committee, in the case of any transaction in excess of $120,000, policies established by our board of directors with regard to trading in our securities by officers and directors, and applicable rules of the NYSE MKT.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sale Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.

No FINRA member may participate in any offering of securities made under this prospectus if the member has a conflict of interest under FINRA Rule 2720, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of the FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 2720.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions.  If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals.  The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved.  We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of the sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time.  The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common shares are listed on the NYSE MKT.  Any common shares sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE MKT, subject to official notice of issuance.  Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market.  We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  Any such transactions, if commenced, may be discontinued at any time.  We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sales for hedging purposes and any other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

Electronic Auctions

We also may make sales through the Internet or through other electronic means.  Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.  Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of our capital stock.  The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our Articles of Incorporation, our bylaws and the relevant provisions of the laws of the State of California.  The particular terms of any offering of our securities will be described in a prospectus supplement relating to the offering.

Common Shares

Our Articles of Incorporation currently authorize the issuance of up to 75,000,000 common shares, no par value per share, of which 50,868,932 shares were issued and outstanding as of August 23, 2012.  Each holder of record is entitled to one vote for each outstanding common share owned by him on every matter properly submitted to the shareholders for their vote.

Subject to the dividend rights of holders of any of the preferred shares that may be issued from time to time, holders of common shares are entitled to any dividend declared by the Board of Directors out of funds legally available for that purpose.

Subject to the prior payment of the liquidation preference to holders of any preferred shares that may be issued, holders of common shares are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common shares in the event of the liquidation, dissolution, or winding up of our operations.  Holders of common shares do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock.

Our common shares are currently traded on the NYSE MKT under the symbol “BTX.”

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

Preferred Shares

We are currently authorized to issue 1,000,000 preferred shares, no par value per share.  The preferred shares may be issued in one or more series as the board of directors may by resolution determine. The board of directors is authorized to fix the number of shares of any series of preferred shares and to determine or alter the rights, references, privileges, and restrictions granted to or imposed on the preferred shares as a class, or upon any wholly unissued series of any preferred shares.  The board of directors may, by resolution, increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series of preferred shares subsequent to the issue of shares of that series.

As of August 23, 2012, we had no issued and outstanding preferred shares.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer by this prospectus will be issued under an indenture between us and a trustee to be identified in the prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture.  The following description summarizes only the material provisions of the indenture.  Accordingly, you should read the form of the applicable indenture filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of our debt securities.  You should also read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

General

We may, at our option, issue debt securities in one or more series from time to time.  “Debt securities” may include senior debt, senior subordinated debt or subordinated debt.  The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which the general provisions described below do not apply, will be described in the prospectus supplement.  The following summaries set forth certain general terms and provisions of the indenture and the debt securities.  The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

●	the title and ranking;

●	the aggregate principal amount and any limit on that amount;

●	the price at which the debt securities will be issued;

●	the date on which the debt securities mature;

●	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;

●
the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;

●
the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common shares or another company’s securities or property or cash, and the terms of any such conversion or exchange;

●	any redemption or early repayment provisions;

●	any sinking fund or similar provisions;

●	the authorized denominations;

●	any applicable subordination provisions;

●	any guarantees of the securities by our subsidiaries or others;

●	the currency in which we will pay the principal, interest and any premium payments on the debt securities;

●
whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;

●	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

●	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

●
any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;

●
whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;

●
the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

●	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

●	the person to whom and manner in which any interest shall be payable;

●	whether the securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

●
whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which  exchanges may be made;

●	the securities exchange(s), if any, on which the securities will be listed;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	the form (certificated or book-entry);

●	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

●	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.  In such cases, all material United States federal income tax and other considerations applicable to the series will be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof.  Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose.  We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000.  No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement.  Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless a prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

●	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

●	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or

●	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct.  The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee.  Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee (the “Participants”).  The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form.  Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture.  Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities.  Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture.  If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee.  We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security.  In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Covenants

Except as permitted under “Consolidation, Merger and Sale of Assets,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Consolidation, Merger and Sale of Assets

Except as set forth in the applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

●
we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and

●	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

●	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

●	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

●
failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately.  However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

●
if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

●	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Amendment, Supplement and Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity.  Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Discharge of Indenture and Defeasance

Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

●
we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;

●
all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation; or

●	all outstanding debt securities of any series have become due and payable; and

●	we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

●
we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;

●	the deposit will not result in a breach of, or constitute a default under, the indenture;

●
no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

●
we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and

●	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in a prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

●
we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

●	the deposit will not result in a breach of, or constitute a default under, the indenture;

●
no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

●
we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and

●	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

●	rights of registration of transfer and exchange of debt securities of the series;

●	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;

●	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;

●	rights, obligations, duties and immunities of the trustee;

●	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

●	our obligations to maintain an office or agency in respect of the debt securities of the series.

Transfer and Exchange

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture.  The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.  The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

The registered holder of a debt security may be treated as the owner of the security for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class.  Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

●	cure any ambiguity, defect or inconsistency;

●	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

●	provide for uncertificated debt securities in addition to certificated debt securities;

●	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

●
add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;

●	establish any additional series of debt securities; or

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

●	our obligations to maintain an office or agency in respect of the debt securities of the series.

However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

●	reduce the principal amount of the debt securities;

●	reduce the rate or change the time for payment of interest;

●	change the fixed maturity date ;

●	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;

●	make any debt security payable in currency other than that stated in the debt security;

●	waive any existing default or event of default and the resulting consequences;

●	modify the right of any holder to receive payment of principal or interest on any debt security;

●	impair the right of any holder to institute suit for the enforcement of any payment due; or

●	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected.

The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture.  It is sufficient if any consent approves the substance of the proposed amendment.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee.  Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser.  In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains.  In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Regarding the Trustee

We will identify in the prospectus supplement relating to any series of debt securities the trustee with respect to the series.  The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs.  Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following description of our warrants for the purchase of our common shares, preferred shares and/or debt securities in this prospectus contains the general terms and provisions of the warrants.  The particular terms of any offering of warrants will be described in a prospectus supplement.  The statements below describing the warrants are subject to and qualified by the applicable provisions of our articles of incorporation, bylaws and the relevant provisions of the laws of the State of California.  We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of our common shares, preferred shares and/or debt securities.  We may issue warrants independently or together with any of our securities.  Warrants also may be attached to other securities that we may issue.  We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in the prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We have issued and outstanding 636,613 warrants that are not registered under the registration statement of which this prospectus is a part.  Our outstanding warrants have exercise prices, and expiration dates shown in the following table.

Number of Warrants	Shares Issuable(1)	Exercise Price(1)	Expiration Date
80,000	80,000	$3.00	September 23, 2012
50,000	50,000	$10.00	April 12, 2014
300,000	300,000	$10.00	May 2, 2014
206,613	206,613	$10.00	May 2, 2014

(1)	The number of common shares and exercise price will be proportionally adjusted in the event of a stock split, stock dividend, combination, or similar recapitalization of the common shares.

Terms

A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

●	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

●	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

●	the date that the warrants may first be exercised;

●	the date that the warrants expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or preferred shares or common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise.  As soon as practicable following exercise, we will forward the debt securities or preferred shares or common shares purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.  We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the warrant is being exercised, and (2) a properly completed and executed warrant certificate.  The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common shares, preferred shares, and/or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering.  The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the exercise price for the rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of the rights issued to each security holder;

●	the extent to which the rights are transferable;

●	the title of the warrants;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price.  Rights may be exercised at any time up to the close of business on the expiration date of the rights.  After the close of business on the expiration date, all unexercised rights will become void.  The manner in which rights may be exercised will be described in the prospectus supplement.  We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate.  The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights.  Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in the prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in a prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.  However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common shares, preferred shares, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," and "Description of Rights" will apply to each unit and to any common shares, preferred shares, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities or warrants being offered hereby will be passed upon for us by Thompson, Welch, Soroko & Gilbert LLP, San Francisco and San Rafael, California.  A member of Thompson, Welch, Soroko & Gilbert LLP holds 10,000 BioTime common shares. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from BioTime’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Rothstein Kass, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon the report given upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them.  Incorporation by reference allows us to disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC.  You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus.  Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.  Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012;

●	our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012 filed with the SEC on May 10, 2012;

●	our Quarterly Report on Form 10-Q for the three and six-month period ended June 30, 2012, filed with the SEC on August 9, 2012;

●
our Current Reports on Form 8-K filed with the SEC on January 3, January 24, April 20, April 25, May 21, June 29, July 26, August 1, (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

●
the description of our common shares contained in our registration statement on Form 8-A (File No. 001-12830) filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description;

●	our definitive proxy solicitation materials filed with the SEC on April 30, 2012; and

●
all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to BioTime, Inc., Attention: Secretary, 1301 Harbor Bay Parkway, Alameda, California 94502, (510) 521-3390.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.  We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file quarterly, annual, and current reports and proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any materials we file with Securities and Exchange Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of the site is http://www.sec.gov.

We make available free of charge on or through our Internet website www.biotimeinc.com our annual report on Form 10–K, quarterly reports on Form 10–Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the Commission.

You may also request, and we will provide you with, a copy of these filings, at no cost, by calling us at (510) 521- 3390 or by writing to us at the following address:

BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
Attn: Corporate Secretary

We have filed with the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. a registration statement on Form S-3 under the Securities Act for the registration of the shares offered by this prospectus.  This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement.  For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement, including the exhibits thereto, which may be inspected, without charge, at the Office of the Securities and Exchange Commission, or copies of which may be obtained from the Commission in Washington, D.C. upon payment of the requisite fees.  Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete.  In each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, and each statement is qualified in all respects by reference to the exhibit.

BIOTIME, INC.

Up to $15,000,000

Common Shares

PROSPECTUS SUPPLEMENT

March 26, 2014